Exhibit 107
Calculation of Filing Fee Tables
Form F-10
(Form Type)

Lightspeed Commerce Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Subordinate Voting Shares		(1)	(1)	—	—	—
	Equity	Preferred Shares		(1)	(1)	—	—	—
	Debt	Debt Securities		(1)	(1)	—	—	—
	Other	Warrants		(1)	(1)	—	—	—
	Other	Subscription Receipts		(1)	(1)	—	—	—
	Other	Units		(1)	(1)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$1,000,000,000(2)	$0.0001102	$110,200
Fees Previously Paid	—	—	—	—	—	—	—	—
Total Offering Amounts						$1,000,000,000		$110,200
Total Fees Previously Paid								—
Total Fee Offsets								$271,973.75
Net Fee Due(3)								$0

(1)There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units of Lightspeed Commerce Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$1,000,000,000 (or its equivalent in any other currency used to denominate the securities).
(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)A registration fee of US$361,819.24 was paid (the Registrant transferred funds of US$302,538.23 and used offsets for the remainder of the fee) with respect to securities registered under the Registrant's registration statement on Form F-10 filed on May 28, 2021 (No. 333-256579) (the “Prior Registration Statement”), pertaining to the registration of US$3,316,400,000 of securities of the Registrant, of which US$2,492,885,000 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$110,200, taking into consideration the available offset of US$271,973.75 from the Prior Registration Statement, the Registrant has accordingly transmitted US$0 otherwise due for this Registration Statement.

Table 2: Fee Offset Claims and Sources
In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lightspeed Commerce Inc.	F-10	333-256579	May 28, 2021		$271,973.75 (1)(2)	(1)	(1)	$2,492,885,000	$2,492,885,000
Fee Offset Sources	Lightspeed Commerce Inc.	F-10	333-256579		May 28, 2021						$271,973.75 (2)(3)

(1)The Registrant registered under the Prior Registration Statement such indeterminate number of Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units of the Registrant as shall have an aggregate initial offering price not to exceed US$3,316,400,000.
(2)A registration fee of US$361,819.24 was paid (the Registrant transferred funds of US$302,538.23 and used offsets for the remainder of the fee) with respect to securities registered under the Prior Registration Statement, pertaining to the registration of US$3,316,400,000 of securities of the Registrant, of which US$2,492,885,000 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$110,200, taking into consideration the available offset of US$271,973.75 from the Prior Registration Statement, the Registrant has accordingly transmitted US$0 otherwise due for this Registration Statement.
(3)This amount is based upon US$2,492,885,000 of unsold securities.